UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 29, 2020

RW Holdings NNN REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55776	47-4156046
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Newport Center Drive, Newport Beach, CA 92660
(Address of principal executive offices)
(Zip Code)

855-742-4862
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.

On July 29, 2020, RW Holdings NNN REIT, Inc. (the “Company”) completed the refinancing of its industrial property in Chandler, Arizona that is leased to AvAir, LLC. The Company obtained a new 5-year mortgage with Union Bank and Trust Company in the amount of $19,950,000 at a fixed interest rate of 3.80%, payable monthly, with a maturity date of August 1, 2025. The new mortgage replaced an existing $14,575,000 mortgage with an interest rate of 4.84% that was scheduled to mature on March 27, 2028. The Company expects to use the net proceeds of $5,132,597 to repay short-term debt and for general corporate purposes.

On July 30, 2020, the Company entered into an indemnification agreement with Mr. Ray Wirta, the Chairman of the Company’s Board of Directors, and the Wirta Family Trust with respect to their guarantees of the Company’s $12,000,000 unsecured line of credit with Pacific Mercantile Bank pursuant to which the Company agreed to indemnify Mr. Wirta and the Wirta family Trust if they are required to make payments to Pacific Mercantile Bank pursuant to such guarantees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2020	RW HOLDINGS NNN REIT, INC.

	By:	/s/ Raymond J. Pacini
	Name:	Raymond J. Pacini
	Title:	Chief Financial Officer
(Principal Financial Officer)